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                                                                  EXHIBIT 23.6


The Board of Directors
SMTC Corporation:


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Prospectus.


KPMG
Chartered Accountants
Dublin, Ireland
April 2, 2001